                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE


Bank One, National Association            Banker's Trust Company, Deutsche Bank
One Bank One Plaza, Suite 0126            100 Plaza One, Mailstop: JCY03-6450
Chicago, IL  60670                        Jersey City, NJ 07310
Attn: Corporate Trust Administration      Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                            Structured Finance
Fax: (312) 407-1708                       Phone: (201) 593-6776
                                          Fax: (201) 593-6459

MBIA  Insurance Corporation               Key Bank USA, National Association
113 King Street                           800 Superior Ave, 4th Floor
Armonk, NY 10504                          Cleveland, Ohio 44114
ATTN: Data Administration                 ATTN: Key Education Resources
Phone; (914) 765-3772                           KeyCorp Student Loan Trust 2000A
Fax: (914) 765-3810                       Phone: (216) 828-9342
                                          Fax: (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-A, and Bank One, National Association as Eligible Lender Trustee, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2001 through December 31, 2001, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                          Key Bank USA, National Association,
                                          as Administrator


                                          by:    /S/ DARLENE H. DIMITRIJEVS
                                              ----------------------------------
Date: March 4, 2002                       Name:  Darlene H. Dimitrijevs, CPA
                                          Title: Senior Vice President


                                          by:    /S/ DEBRA S. FRONIUS
                                              ----------------------------------
                                          Name:  Debra S. Fronius
                                          Title: Vice President